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                            TOTAL CONTROL PRODUCTS, INC.

                               1996 Stock Option Plan

                                  AMENDMENT NO. 2


     The Board of Directors of Total Control Products, Inc., an Illinois corporation (the "Corporation"), authorized an amendment (the "Amendment") to the Total Control Products, Inc. 1996 Stock Option Plan (the "Plan") on May 8, 1998, which was approved by the shareholders of the Corporation at the annual meeting of shareholders on August 27, 1998. The first sentence of
Section 2 of the Plan is hereby deleted in its entirety and replaced with the following:

     "The aggregate number of shares which may be issued under options is 1,100,000 shares of the Company's common stock subject to the adjustments hereinafter provided."

Except as specifically set forth herein, the Plan shall remain in full force and effect and shall not be waived, modified, superseded or otherwise affected by this Amendment.

                                   Total Control Products, Inc.

                                   By: /s/ Peter Nicholson,
                                       Peter Nicholson, Secretary